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                                                                 EXHIBIT 4.4 (i)

                                              August 14, 2001


Paragon Corporate Holdings
7400 Caldwell Avenue
Niles, Illinois  60714
Attention:  John H. Fountain, Chairman
         Re:      Credit  and Security Agreement

Dear Sir:

         Reference is hereby made to that certain Credit and Security Agreement, dated as of April 1, 1998, as amended by that certain Amendment No. 1 to Credit and Security Agreement, dated as of March 17, 1999, as further amended by that certain Amendment No. 2 to Credit and Security Agreement, dated as of March 31, 2000, as further amended by that certain Amendment No. 3 to Credit and Security Agreement, dated as of May 10, 2000, as further amended by that certain Amendment No. 4 to Credit and Security Agreement, dated as of March 31, 2001 (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the "Credit Agreement"), by and among PARAGON CORPORATE HOLDINGS INC. ("Borrower"), certain financial institutions listed on the signature pages hereto (the "Banks"), KEY CORPORATE CAPITAL INC., as Letter of Credit Bank (the "Letter of Credit Bank"), and KEY CORPORATE CAPITAL INC. as Agent for the Banks and the Letter of Credit Bank (the "Agent"). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

         Borrower has informed the Agent and the Banks that the Consolidated EBITDA of A. B. Dick for the period beginning January 1, 2001 and ending June 30, 2001, was approximately $128,000, which amount violated Section 8.4(a) of the Credit Agreement and resulted in an Event of Default. The Agent and the Banks hereby waive such Event of Default resulting from the violation of Section 8.4(a) of the Credit Agreement for the period beginning January 1, 2001 and ending June 30, 2001.

         Borrower has informed the Agent and the Banks that the Consolidated Fixed Charge Coverage Ratio of Borrower as at the end of the period beginning January 1, 2001 and ending June 30, 2001, was approximately -0.29 which amount violated Section 8.4(b)(i) of the Credit Agreement and resulted in an Event of Default. The Agent and the Banks hereby waive such Event of Default resulting from the violation of Section 8.4(b)(i) of the Credit Agreement for the period beginning January 1, 2001 and ending June 30, 2001.

         Borrower has informed the Agent and the Banks that the Consolidated Fixed Charge Coverage Ratio of A.B. Dick as at the end of the period beginning January 1, 2001 and ending June 30, 2001, was approximately -0.25 which amount violated Section 8.4(b)(ii) of the Credit Agreement and resulted in an Event of Default. The Agent and the Banks hereby waive such Event of Default resulting from the violation of Section 8.4(b)(ii) of the Credit Agreement for the period beginning January 1, 2001 and ending June 30, 2001.

         The waivers granted herein are contingent upon the payment to the Agent of an administration fee of Two Thousand Five Hundred Dollars ($2,500). All waivers granted herein


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are limited strictly to their respective terms, shall apply only to the specific waivers described herein, shall not extend to or affect any of the Borrower's other obligations contained in the Credit Agreement or any of the other financing documents and shall not impair any rights consequent thereon. Except as expressly set forth herein, nothing contained herein shall be deemed to be a waiver of, or shall in any way impair or prejudice, any rights of the Agent or the Banks under the Credit Agreement. Neither the Agent nor any Bank shall have any obligation to issue any other or further waivers with respect to the subject matter hereof or any other matter, and, except as expressly provided herein, the Credit Agreement and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect.

         The effectiveness of this waiver is conditioned upon the Agent's receipt of the attached acknowledgment and consent executed by the Borrower.


Sincerely,


KEY CORPORATE CAPITAL INC., as Agent     KEY CORPORATE CAPITAL INC., as a Bank


By: /s/ Daniel S. Moskowitz                 By: /s/ Daniel S. Moskowitz
   ---------------------------------        ---------------------------------
Its: Assistant Vice President               Its: Assistant Vice President
    --------------------------------            -----------------------------




                                         KEY CORPORATE CAPITAL INC., as a Letter
                                         of Credit Bank


                                         By: /s/ Daniel S. Moskowitz
                                            ---------------------------------
                                         Its: Assistant Vice President
                                             --------------------------------



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                           ACKNOWLEDGMENT AND CONSENT
         As of the date of this Acknowledgment and Consent, Borrower has no defenses, claims, counterclaims or setoffs with respect to the Credit Agreement or its Obligations thereunder or with respect to any actions of the Agent, any Bank or any of their respective officers, directors, shareholders, employees, agents or attorneys, and Borrower irrevocably and absolutely waives any such defenses, claims, counterclaims and setoffs and releases the Agent, the Banks and each of their respective officers, directors, shareholders, employees, agents and attorneys from the same.


                                  PARAGON CORPORATE HOLDINGS INC.



                                  By: /s/ Gregory T. Knipp
                                      --------------------------------
                                  Its: Vice President & Chief Financial Officer
                                      ------------------------------------------






Dated August 14, 2001.




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